UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 28, 2017

Heat Biologics, Inc.

(Exact name of registrant as specified in charter)

Delaware

(State or other jurisdiction of incorporation)

001-35994	26-2844103
(Commission File Number)	(IRS Employer Identification No.)

801 Capitola Drive

Durham, NC  27713

(Address of principal executive offices and zip code)

(919) 240-7133

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.   Entry into a Material Definitive Agreement.

The Acquisition

As previously reported by Heat Biologics, Inc. (“Heat”) in a Current Report on Form 8-K filed by Heat with the Securities and Exchange Commission (the “SEC”) on March 8, 2017 (the “March 2017 Form 8-K”), Heat entered into a Stock Purchase Agreement on March 7, 2017 (the “Purchase Agreement”) with Pelican Therapeutics, Inc. (“Pelican”), a related party, and certain stockholders in Pelican (the “Initial Participating Pelican Stockholders”) to purchase 80% of the outstanding capital stock of Pelican on a fully diluted basis (the “Acquisition”).  On April 28, 2017, Heat closed the Acquisition (the “Closing”) and additional Pelican stockholders executed Joinders to the Purchase Agreement (the “Additional Participating Pelican Stockholders,” together with the Initial Participating Pelican Stockholders, collectively, the “Participating Pelican Stockholders”).  Each Participating Pelican Stockholder exchanged approximately 84.7% of the shares of Pelican common stock held by such Participating Pelican Stockholder in exchange for a pro rata share of (i) an aggregate of 1,331,056 shares (the “Stock Consideration”) of Heat restricted common stock, $0.0002 par value per share (the “Common Stock”), and (ii) aggregate cash consideration of $500,000 (the “Cash Consideration”), all of which is being held in escrow for a period of up to six (6) months to secure certain indemnification and other obligations of Pelican and the Participating Pelican Stockholders in connection with the Acquisition.  In addition to the payments described above, under the terms of the Purchase Agreement, Heat agreed to cause Pelican to make cash payments to the Participating Pelican Stockholders upon the achievement of certain clinical and commercialization milestones, as well as low single digit royalty payments and payments upon receipt of sublicensing income, all as described in more detail in the March 2017 Form 8-K. The Cash Consideration will be reduced by the amount by which certain of Pelican’s accrued liabilities are not satisfied for less than $250,000. All but two security holders of Pelican participated in the Acquisition.

The Purchase Agreement contains customary representations, warranties and covenants of Heat, Pelican and the Participating Pelican Stockholders. Subject to certain customary limitations, the Participating Pelican Stockholders have agreed to indemnify Heat and its officers and directors against certain losses related to, among other things, breaches of Pelican’s and the Participating Pelican Stockholders’ representations and warranties, certain specified liabilities and the failure to perform covenants or obligations under the Purchase Agreement.

In connection with the Acquisition, Heat and the Participating Pelican Stockholders entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with respect to the Pelican common stock retained by the Participating Pelican Stockholders (the “Retained Shares”). The Stockholders’ Agreement, contains restrictions on transfer of the Retained Shares and drag-along rights in the event of a consolidation or merger of Pelican with another entity after the date of the Purchase Agreement or the sale of all or substantially all of Pelican’s assets or a transaction in which at least fifty percent (50%) of the voting rights attached to the Pelican securities are sold. In addition, Participating Pelican Stockholders will have co-sale rights in connection with Heat’s transfer of the Pelican Shares that Heat owns.

The foregoing summaries of the Purchase Agreement and the Stockholders’ Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Purchase Agreement that is included as Exhibit 10.1 to this Current Report on Form 8-K and the Stockholders Agreement that is filed as an exhibit thereto.

The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding Heat, Pelican or either of their businesses, and should be read in conjunction with the disclosures in Heat’s periodic reports and other filings with the SEC.

About Pelican

Pelican is a biotechnology company focused on the development and commercialization of monoclonal antibody and fusion protein-based therapies that are designed to activate the immune system. Under the Purchase Agreement, it was a condition to closing that holders of at least 80% of the outstanding capital stock of Pelican on a fully diluted basis participate in the Acquisition and that Pelican deliver to Heat a fully executed agreement with the Cancer Prevention and Research Institute of Texas (“CPRIT”), with respect to the $15.2 million CPRIT grant that had been awarded to Pelican to fund preclinical and some clinical activities from CPRIT.  Under license agreements with the University of Miami, Pelican has obtained exclusive rights to five different patent families each directed to therapeutic compositions and methods related to targeting TNFRSF25/TL1A for the purpose of modulating immune responses described in more detail in the March 2017 Form 8-K.

Rahul Jasuja, Ph.D., a member of the Pelican Board of Directors and a Pelican stockholder, was appointed to serve as the Chief Executive Officer of Pelican on April 3, 2017.

Item 2.01.   Completion of Acquisition or Disposition of Assets.

As disclosed in Item 1.01 of this Current Report on Form 8-K, on April 28, 2017, Heat completed the Acquisition of approximately 80% of the outstanding capital stock of Pelican on a fully diluted basis pursuant to the Purchase Agreement.  The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 2.01 in its entirety.

Jeff Wolf, Heat’s President, Chief Executive Officer and Chairman of the board of directors, and two entities controlled by him, Edward Smith, a member of Heat’s board of directors, and an entity controlled by Mr. Smith, Taylor Schreiber, M.D., Ph.D., the Chairman of Heat’s Scientific Advisory Board and an entity controlled by him, and Dr. Jasuja are Participating Pelican Stockholders, each of which sold approximately 84.7% of their shares of capital stock of Pelican in order to meet the 80% closing condition, on the same terms as the other Participating Pelican Stockholders. A limited liability company (the “LLC”) of which Mr. Wolf was the managing member owned 61.1% of the outstanding capital stock of Pelican agreed to sell approximately 84.7% of its shares of capital stock of Pelican in order to meet the 80% closing condition, on the same terms as the other Participating Pelican Stockholders.  Mr. Wolf, Mr. Smith, Dr. Schreiber and John Monahan, Ph.D., a member of the board of directors of Heat, directly and/or entities they controlled were members of the LLC. The LLC liquidated concurrently with the Closing and distributed to its members the right to receive the Cash Consideration and Stock Consideration being held in escrow for six months pursuant to the terms of the Purchase Agreement. Subject to the escrow, Mr. Wolf and entities he controls will receive a pro rata share of the Cash Consideration and an aggregate of 271,752 shares of Stock Consideration (inclusive of shares received upon liquidation of the LLC). In addition, subject to the escrow, a trust for the benefit of Mr. Wolf’s children (for which Mr. Wolf does not serve as the trustee) will receive a pro rata share of the Cash Consideration and an aggregate of 177,729 shares of Stock Consideration (inclusive of shares received upon liquidation of the LLC). Subject to the escrow, Mr. Smith and an entity he controls will receive a pro rata share of the Cash Consideration and an aggregate of 345,753 shares of Stock Consideration (inclusive of shares received upon liquidation of the LLC).  Subject to the escrow, Dr. Schreiber and an entity he controls will receive a pro rata share of the Cash Consideration and an aggregate of 44,443 shares of Stock Consideration (inclusive of shares received upon liquidation of the LLC). Subject to the escrow, Dr. Jasuja will receive a pro rata share of the Cash Consideration and an aggregate of 9,854 shares of Stock Consideration (inclusive of shares received upon liquidation of the LLC). Subject to the escrow, Dr. Monahan will receive a pro rata share of the Cash Consideration and an aggregate of 3,958 shares of Stock Consideration (inclusive of shares received upon liquidation of the LLC).

Item 3.02.   Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference into this Item 3.02 in its entirety. The Stock Consideration was offered and sold to the Participating Pelican Stockholders on April 28, 2017 in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Participating Pelican Stockholders represented that such stockholder was an “accredited investor,” as defined in Regulation D, and was acquiring the Stock Consideration for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Stock Consideration has not been registered under the Securities Act and the Stock Consideration may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or any other securities of Heat.

Item 8.01.   Other Events.

On May 1, 2017, Heat issued the press release attached hereto as Exhibit 99.1 announcing the closing of the Acquisition and that Dr. Jasuja was appointed to serve as the Chief Executive Officer of Pelican.

Item 9.01.   Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K will be filed with the SEC no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed with the Securities and Exchange Commission no later than 71 calendar days after the date that this Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

10.1

Stock Purchase Agreement, dated March 7, 2017, by and among Heat Biologics, Inc., Pelican Therapeutics, Inc., the stockholders of Pelican Therapeutics, Inc. party thereto (filed as Exhibit 10.1 to Heat Biologics, Inc.’s Current Report on Form 8-K filed with the SEC on March 8, 2017)

10.2*	License Agreement by and between University of Miami and Pelican Therapeutics, Inc. (f/k/a Heat Biologics II, Inc.) dated July 11, 2008 (UM03-31, UM05-39)
10.3*	License Agreement by and between University of Miami and Pelican Therapeutics, Inc. (f/k/a Heat Biologics II, Inc.) dated December 12, 2010 (UMI176)
10.4*	License Agreement by and between University of Miami and Pelican Therapeutics, Inc. (f/k/a Heat Biologics II, Inc.) dated November 19, 2013 (UM-143 and UMN-106)
10.5*	Amendment to License Agreement between Heat Biologics, Inc. and University of Miami dated April 20, 2009
10.6*	Assignment and Assumption Agreement between Heat Biologics, Inc. and Pelican Therapeutics, Inc. (f/k/a Heat Biologics II, Inc.) dated June 26, 2009 (UM03-31, UM05-39)
10.7*	Second Amendment to License Agreement between Pelican Therapeutics, Inc. (f/k/a Heat Biologics II, Inc.) and University of Miami dated August 11, 2009 (UM03-31, UM05-39)
10.8*	Payment Agreement between Pelican Therapeutics, Inc. (f/k/a Heat Biologics II, Inc.) dated December 19, 2012 (UMI176)
10.9*	CPRIT Grant
99.1	Press release, dated May 1, 2017

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* Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission pursuant to a Confidential Treatment Request submitted to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2017	HEAT BIOLOGICS, INC.

	By:	/s/ Jeffrey Wolf
	Name:	Jeffrey Wolf
	Title:	Chairman, President and Chief Executive Officer